Redwood Trust, Inc.
Executive Deferred Compensation Plan
(As Amended and Restated on December 10, 2008)

The Board of Directors of Redwood Trust, Inc. a corporation, (“Company”) originally adopted this Executive Deferred Compensation Plan (“Plan”) effective June 1, 2002, approved amendments to the Plan as of May 8, 2003 and approved further amendments to the Plan as of November 29, 2006.  In addition, the Board of Directors adopted and ratified resolution(s) requiring administration of the Plan in accordance with those terms necessary or advisable to bring the Plan into compliance with Section 409A of the Code effective with respect to deferrals not vested as of January 1, 2005 and on November 10, 2007 and December 10, 2008, approved further amendments to the Plan evidencing such terms.

1. Purpose

The primary purpose of the Plan is to provide the opportunity to defer compensation to a select group of management, highly compensated employees and independent directors.  The plan is intended to be a top-hat plan described in Section 201(2) of the “ERISA that meets the rules for non-qualified deferred compensation under Section 409A of the Code.

2. Definitions and Capitalized Terms

The capitalized terms, set forth in alphabetical order defined below, are used throughout the Plan.

(a) “AFR Rate” means 120% of the long term Applicable Federal Rate (as defined in the Code), compounded monthly, as in effect each month.

(b) “Annual Base Salary” means the regular rate of compensation to be paid to the Participant for services rendered during the Plan Year, excluding severance or termination payments, commissions, foreign service payments, payments for consulting services and such other unusual or extraordinary payments as the Committee may determine.

(c) “Annual Non-Performance Based Bonus” means all annual bonus amounts for a year payable to an Employee under an annual bonus plan of the Company, other than bonus amounts  that qualify as an Annual Performance Based Bonus.

(d) “Annual Performance Based Bonus” means an annual bonus that meets the requirements for qualification as “performance based” under Section 409A of the Code (as in effect from time to time) with respect to that Participant, which requirements generally include, as of the date hereof:  (i) that receipt of the bonus be contingent on meeting specified performance criteria, (ii) the performance criteria be specified in writing, (iii) the service period be at least 12 months, (iv) the performance criteria be established no later than 90 days after commencement of the service period, (v) the outcome of the performance criteria are not substantially certain when established, and (vi) the criteria relate to performance of the Participant, his or her business unit or the Company.

(e) “Beneficiary” refers to the term defined in Section 8.5.

(f) “Board” or “Board of Directors” refers to the Board of Directors of the Company.

(g) “Cash DERs” refers to DERs payable in cash.

(h) “Change of Control” refers to the occurrence of any of the following:

(1) any one person, or more than one person acting as a group (within the meaning of Section 409A of the Code), acquires ownership of stock of the Company that, together with other stock held by such person or group constitutes more than 50 percent of the total fair market value or total voting power of all stock of the Company; or

(2) any one person, or more than one person acting as a group (within the meaning of Section 409A of the Code), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30 percent or more of the total voting power of the stock of the Company; or

(3) during any 12-month period, a majority of the members of the Company’s board of directors is replaced by directors whose appointment or election is not endorsed by a majority of the members of the Company’s board of directors prior to such appointment or election; or

(4) any one person, or more than one person acting as a group (within the meaning of Section 409A of the Code), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisition; provided, that that no change of control shall be deemed to occur when the assets are transferred to (x) a shareholder of the  Company in exchange for or with respect to its stock, (y) a person, or more than one person acting as a group (within the meaning of Section 409A of the Code), that owns, directly or indirectly, 50 percent or more of the total value or voting power of all of the outstanding stock of the Company, or (z) an entity, at least 50 percent of the total value or voting power of which is owned, directly or indirectly, by a person that owns directly or indirectly 50 percent or more of the total value or voting power of all of the outstanding stock of the Company, in each case with such persons status determined immediately after the transfer of assets.

(i) “Code” refers to the Internal Revenue Code of 1986, as amended from time to time.

(j) “Committee” refers to the Company’s Compensation Committee.

(k) “Company” refers to Redwood Trust, Inc. a Maryland corporation and any of its subsidiaries.

(l) “Compensation” refers to Annual Base Salary, Annual Performance Based Bonus, Annual Non-Performance Based Bonus, Cash DERs, Deferred Stock Awards, Retainers, Fees and such other compensation payments as may be designated by the Committee under Section 5.2(f).

(m) “Deferral” means an amount of Compensation deferred pursuant to a Deferral Election.

(n) “Deferral Account” refers to the bookkeeping entries established and maintained by the Company for the purpose of recording (i) the amounts of Compensation deferred by a Participant, (ii) and interest and stock accruals with respect to those amounts, and (iii) any distributions to a Participant or Beneficiary.

(o) “Deferral Crediting Date” means the business day coinciding with or next following the date the Compensation being deferred would otherwise have been received by the Participant.

(p) “Deferral Election” means a Participant’s irrevocable election to defer receipt of Compensation to a later Plan Year.

(q) “Deferred Stock Award” refers to an award of the Company’s Common Stock made to a Participant in the form of a grant of deferred stock under the 2002 Redwood Trust, Inc. Incentive Plan, as amended, or other applicable stock-based incentive plan of the Company.

(r) “DERs” means Dividend Equivalent Rights.

(s) “Director” refers to any non-management director of the Board of Directors of the Company.

(t) “Disability”  means either:

(1) a determination by the Social Security Administration that a Participant is totally disabled, or

(2) a determination that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or

(3)  the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under a disability plan or other accident and health plan maintained by the Company.

(u) “Distribution Date” means the date or dates on which Compensation being deferred will be distributed, as selected by the Participant on the Deferral Election form.  The term Distribution Date does not include other dates on which amounts may be distributed to a Participant under the Plan such as upon total Disability, death, Unforeseeable Financial Emergency, or termination of employment other than upon Retirement.

(v) “Employee” refers to any employee, within the meaning of Section 3121(d) of the Code, who is highly compensated, has the title of Vice President (but only with respect to Deferrals made prior to November 10, 2007), Managing Director, President or Chief Executive Officer or is otherwise a member of senior management selected by the Committee to participate in this Plan.  The Committee shall determine at least annually whether an employee is to be considered highly compensated, applying a definition with a dollar threshold at least as high as that set under Section 401(a) of the Code from time to time with respect to qualified plans.  Where the Committee considers appropriate in applying the provisions of this Plan, the term Employee shall include only persons who are Participants or Inactive Participants under Plan.

(w) “ERISA” refers the Employee Retirement Income Security Act of 1974, as amended from time to time.

(x) “Fees” refers to meeting and other fees payable to Directors of the Company, in addition to Retainers.

(y) “GAAP” refers to generally accepted accounting principles, applied on a consistent basis, stated in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, or in statements and pronouncements of the Financial Accounting Standards Board or in such other statements by another entity or entities as may be approved by a significant segment of the accounting profession.

(z) “Inactive Participant” refers to any Employee who elected to defer Compensation under the Plan during a previous Plan Year but who is no longer eligible to defer Compensation payable during a current Plan Year, whether due to separation from service, change in status or otherwise.

(aa) “Interest Account” refers to the subaccount of a Participant’s Deferral Account that is deemed invested so as to earn the applicable Rate of Return each Plan Year.

(bb) “Interim Period” means with respect to a Participant under the Plan that receives payments before July 1, 2007, the period beginning January 1 of the year in which such payment is made and ending on the date of such payment.

(cc) “Interim Rate of Return” is the rate that is credited on amounts distributed from the Interest Account during a Plan Year with respect to the Interim Period.  The Interim Rate of Return is 8% per annum, as calculated on an actual daily uncompounded basis.

(dd) “Market Value” has the meaning set forth in Section 6.2(a).

(ee) “Mutual Fund Rate” means, with respect to Deferral Elections made prior to January 1, 2007, the annual rate of return on a publicly traded mutual fund or individual stock or other investment selected by a Participant at the time of completion of a Deferral Election and approved by the Committee.

(ff) “Original Effective Date” refers to June 1, 2002 with respect to Compensation first earned, determined or payable after that date.

(gg) “Original Default Rate of Return” means, solely with respect to Pre-July 2004 Deferrals credited to the Interest Account, the average economic return – as calculated annually for each calendar year of the Company (or, in the case of the initial Plan Year, for the period beginning on July 1, 2002 and ending December 31, 2002) – that the Company earned as a percentage of its entire average capital base (including common, preferred, and other forms of equity, that portion of long-term unsecured debt that has a remaining maturity of at least one year past the end of the Plan year and is designated as capital by the Committee, deferred amounts under this Plan, and other forms of capital that may be designated by the Committee) before overhead, before variable stock option expense, and before payments made to capital (such as dividends, interest payments on debt designated as capital, and accruals for the deferred amounts under the Plan), less 1%.  In no case shall the rate of return for a Plan Year be less than 0%.  The Committee shall, in good faith, estimate a reasonable measure of the Company’s average pre-overhead marginal economic return on capital for each year by examining the Company’s results.  In the absence of a different determination by the Committee, the Company’s GAAP accounting books shall be deemed an adequate estimate of economic return and GAAP accounting numbers shall be used to calculate the Rate of Return for the Plan.  The Committee may adjust or modify the Company’s GAAP results, or use a different measure of results, in order to achieve a better reasonable estimation of the Company’s economic returns for the year (or, in the case of the initial Plan Year, the applicable portion thereof).

(hh) “Participant” refers to any Employee or Director who has elected to defer under the Plan part or all of his or her Compensation payable during a Plan Year.

(ii) “Plan” means this Redwood Trust, Inc. Executive Deferred Compensation Plan.

(jj) “Plan Year” refers to the period of 12 consecutive months commencing on the first day of January of each year.  The initial Plan Year shall commence on the Original Effective Date of the Plan and end on the final day of December of the same calendar year.

(kk) “Pre-July 2004 Deferrals” means all deferrals made before July 1, 2004.

(ll) “Pre-2007 Deferrals” means all deferrals made on or after July 1, 2004 and before January 1, 2007.

(mm) “Rate of Return” is the rate used to credit interest accrued with respect to a Plan Year on Deferrals and amounts previously credited to the Interest Account.  Except as otherwise provided in Section 6.2(b), the Rate of Return on Pre-July 2004 Deferrals shall be the rate specified in the applicable Deferral Election, or the Original Default Rate of Return if no such rate was specified in the Deferral Election. Except as otherwise provided in Section 6.2(b), the Rate of Return on Pre-2007 Deferrals shall be the Mutual Fund Rate if specified in the applicable Deferral Election and approved by the Committee, and if no such rate was specified or approved, or if the specified rate subsequently becomes unable to be determined, the AFR Rate.  The Rate of Return on all other Deferrals and at all other times shall be the AFR Rate.

(nn) “Re-Deferral Election” means a Participant’s irrevocable election to extend a Distribution Date.

(oo) “Retainer” refers to the annual fixed compensation amount, payable in cash to Directors, for each fiscal year of the Company or such portion thereof as they may serve as Directors.

(pp) “Retirement” means a Participant’s amicable Separation from Service with the Company after employment with the Company (including any subsidiary or affiliate of the Company) for an aggregate period of not less than ten (10) years, or as otherwise required to be defined under Section 409A of the Code.

(qq) “Separation from Service” means the termination of a Participant’s employment or service with the Company for any reason which constitutes a “separation from service” within the meaning of Section 409A of the Code and the regulations promulgated thereunder, including Treasury Regulation Section 1.409A-1(h).

(rr) “Stock Equivalent Account” refers to the subaccount of a Participant’s Deferral Account that is deemed  invested in the Company’s common stock.

(ss) “Unforeseeable Financial Emergency” means a severe financial hardship to the Participant resulting from (i) illness or accident of the Participant or of a spouse or dependent (as defined in Section 152(a) of the Code) of the Participant; (ii) loss of the Participant’s property due to casualty; or (iii) such other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, as defined in Treasury Regulation Section 1.409A-3(i)(3)(i).

(tt) “Valuation Date”  means any date when the value of amounts credited to a Deferral Account is measured; provided that, with respect to Plan Years commencing prior to January 1, 2008, Valuation Date generally shall mean January 1st of each year.

3. Administration

The Plan shall be administered by the Committee except as otherwise expressly provided herein.  The Committee shall have the powers set forth in the Plan and the power to interpret its provisions.  Any decisions of the Committee shall be final and binding on all persons with regard to the Plan.  The Committee may delegate its authority hereunder to the President of the Company or to such other officers of the Company as it may deem appropriate, provided that no such officer shall be delegated authority to make decisions with respect to his or her own Deferrals or Deferral Account.

4. Eligibility

The Committee may, in writing from time to time, designate by name or title those Employees and Directors of the Company who are eligible to participate in the Plan for one or more Plan Years and the date upon which each such Employee’s or Director’s participation may commence.  All designated Employees and Directors shall be notified in writing by the Board or the Committee of their eligibility to participate.  No Employee or Director shall be entitled to participate in the Plan unless notified of their eligibility by the Committee.  If the Committee provides a Participant with written notice of revocation of eligibility, the effective date of any such ineligibility shall be the first day of the Plan Year in which the notice is received or the next following Plan Year, as specified in the notice.  A Participant’s eligibility to participate in the Plan does not confer upon the Participant any right to any award, bonus, or other remuneration of any kind.

5. Deferral of Compensation

5.1. Rules for Deferral Election.  Any Employee or Director may make irrevocable elections to defer receipt of their Base Salary, Annual Performance Based Bonus, Annual Non-Performance Based Bonus, Cash DERs, Deferred Stock Awards, Retainers or Fees (each such election shall be referred to as a “Deferral Election” and the amount deferred pursuant to such an election the “Deferral”) in accordance with the rules set forth below.

(a) An Employee or Director shall be eligible to make a Deferral Election only if he or she is an Employee or Director on the date such election is made.

(b) For each Plan Year, an Employee or Director may make no more than one Deferral Election regarding Annual Base Salary, Annual Performance Based Bonus, Annual Non-Performance Based Bonus, Cash DERs, Deferred Stock Awards, Fees or Retainer.

(c) All Deferral Elections must be made in writing on such forms as the Committee may prescribe and must be received by the Committee no later than (i) December 31 preceding the calendar year in which the Participant is to perform the services to which the Compensation relates, (ii) in the case of an Annual Performance Based Bonus, June 30th of the calendar year in which the Participant performs the services to which such bonus relates, (iii) in the case of Deferred Stock Awards having a vesting date more than 12 months after the date of award, the date of award thereof, and (iv) in the case of Deferred Stock Awards having a vesting date of 12 months or less but awarded pursuant to the same criteria as but in lieu of an Annual Performance Based Bonus or Annual Non-Performance Based Bonus, the same date that Deferral Elections must be made for that type of bonus.

(d) As part of each Deferral Election, the Employee or Director must specify the Distribution Date or Dates on which the Deferral will be paid.  The Distribution Dates specified in an Employee’s or Director’s Deferral Elections may, but need not necessarily, be the same for all Deferrals.  Except as provided in subsection (h) below, the dates specified for distribution of a Deferral shall be irrevocable and shall apply to that portion of the Participant’s Deferral Account which is attributable to that Deferral.

(e) Except for lump sum distributions upon termination of employment or at total Disability or death, a Distribution Date must be specified as May 1 so as to permit the final audit and reporting of performance for the prior year to be completed.

(f) The earliest Distribution Date selected by an Employee or Director for any Compensation deferred under the Plan shall not be earlier than the May 1 that occurs 16 months after the end of the Plan Year during which the Deferral Crediting Date for such Compensation occurs.

(g) As part of each Deferral Election, an Employee or Director must elect the form in which the Deferral will be paid beginning on the selected Distribution Date.  The Deferral may be paid in a single lump sum or in annual installments over a period not exceeding fifteen years.

(h) A Participant may elect to extend the Distribution Date or Dates and/or change the method of payment (lump sum or installments) relating to any Deferral Election (a “Re-Deferral Election”); provided, that no Re-Deferral Election shall be effective unless (i) the Committee receives the election at least 12 months prior to the first Distribution Date for such Deferral, and (ii) any new first Distribution Date is at least five years later than the existing first Distribution Date for such Deferral.  No Deferral Election may be made the subject of more than one Re-Deferral Election to extend the Distribution Date or Dates and, in addition, one Re-Deferral Election may be made to change the method of payment.  All Re-Deferral Elections must be made in writing on such forms and pursuant to such rules as the Committee may prescribe.  Except as provided in this Section 5.1(h), an Employee’s or Director’s election as to the time and method of payment of a Deferral shall be irrevocable.  No payments shall be made with respect to a Participant’s Deferral Account except as provided in the applicable Deferral Election, this Plan or as required by law or court order.

(i) As part of each Deferral Election, an Employee or Director must elect the investment alternatives that shall apply to the Deferral in accordance with Section 6.2.

(j) A Deferral Election with respect to a type of Compensation for a year shall be irrevocable except that (A) a Participant may elect to discontinue deferral of future unaccrued Compensation (other than Deferred Stock Awards) at any time prior to the earlier of the date that the election to defer could have been made under 5.1(c) above or the performance of services related to such Compensation have commenced and (B) if the Committee determines that a Participant has an Unforeseeable Financial Emergency and such Participant receives distributions from his or her Deferral Account as a result thereof, then all of the Participant’s Deferral Elections then in effect shall be revoked with respect to all future accrued Compensation covered thereby.  A Participant that elects to discontinue deferrals under (A) above will not be eligible to make a new Deferral Election with respect to such type of Compensation until the next applicable date specified for such type of Compensation under subsection (c) above.

(k) Notwithstanding Section 5.1(c), a Participant may make a Deferral Election with respect to all Compensation related to the year in which the Participant first becomes eligible to participate in the Plan no later than the 30th day after the date such Participant becomes eligible to participate in the Plan.

(l) Notwithstanding any of the foregoing required deadlines for the submission of a Deferral Election, the Committee may, to the extent permitted by Notice 2007-86, provide a limited period in which Participants may make new distribution elections, or revise existing distribution elections, with respect to amounts subject to the terms of the Plan, by submitting a Deferral Election on or before the deadline established by the Committee, which in no event shall be later than December 31, 2008.  Any distribution election(s) made by a Participant, and accepted by the Committee, in accordance with this Section shall not be treated as a change in either the form or timing of a Participant’s benefit payment for purposes of Section 409A of the Code or the Plan.  If any distribution election submitted by a Participant in accordance with this Section either (i) relates to an amount that would otherwise be paid to the Participant in 2008, or (ii) would cause an amount to be paid to the Participant in 2008 which would have been paid in a subsequent year, such election shall not be effective.

(m) Notwithstanding any other provision of the Plan, the Committee may refuse, in its sole discretion, to accept any Deferral Election from a Participant regardless of such Participant’s eligibility to participate in the Plan at the time.

5.2. Amounts Deferred.  An Employee or Director may make a Deferral Election to defer receipt of the following amounts:

(a) All or any portion of the Employee’s Annual Base Salary.

(b) All or any portion of the Employee’s Annual Performance Based Bonus or Annual Non-Performance Based Bonus.

(c) All or any portion of Cash DERs payable to the Participant.

(d) All or any portion of a Deferred Stock Award payable to the Participant.

(e) All or any portion of the Director’s Retainer or Fees.

(f) Such other payments under any plan or arrangement of compensation for Employees or Directors established by the Company or such other compensation as the Committee may designate as eligible for deferral under this Plan in such increments and subject to such limitations and restrictions as the Committee may establish.

6. Deferral Accounts

6.1. Deferral Accounts.  All amounts deferred pursuant to a Participant’s Deferral Elections under the Plan shall be allocated to a bookkeeping account in the name of the Participant (“Deferral Account”) and the Committee shall maintain a separate subaccount under a Participant’s Deferral Account for each Deferral.  Deferrals shall be credited to the Deferral Account as of the Deferral Crediting Date coinciding with or next following the date on which, in the absence of a Deferral Election, the Participant would otherwise have received the Compensation that was deferred (based on any vesting schedule or other payment conditions applicable to the that type of Compensation).  No Deferral made with respect to Compensation that is subject to a vesting requirement or other payment condition shall be credited to a Deferral Account prior to satisfaction of any such vesting or other condition.

6.2. Investment Alternatives.  A Participant must make an investment election at the time of each Deferral Election.  The investment election must be made in writing on such forms and pursuant to such rules as the Committee may prescribe, subject to paragraph 6.3, and shall designate the portion of the Deferral which is to be treated as if invested in each investment alternative.  The two investment alternatives shall be as follows:

(a) Stock Equivalent Account.  The value of a Participant’s Deferrals credited to the Stock Equivalent Account shall be determined as if the Deferral were invested in the Company’s common stock as of the Deferral Crediting Date.  For all Deferrals other than Deferrals of Deferred Stock Awards, the number of shares of common stock equivalents to be credited to the Participant’s Deferral Account and appropriate subaccounts on each Deferral Crediting Date shall be determined by dividing the Deferral to be “invested” on that date by the closing price of the Company’s common stock on the New York Stock Exchange Composite Transaction Tape on the business day preceding the Deferral Crediting Date (“Market Value”).  Fractional stock equivalents will be computed to two decimal places.  In the case of Deferrals of Deferred Stock Awards, the number of shares of common stock equivalent shares to be credited to the Deferral Account shall be the number of shares of common stock which would otherwise have been payable under the Deferred Stock Award to the Participant on or prior to the Deferral Crediting Date but as to which the Participant has elected to defer delivery pursuant to the terms of the Plan.  An amount equal to the number of common stock equivalents multiplied by the dividend paid per share on the Company’s common stock on each dividend record date shall be payable in cash to the Participant on the related dividend payment date.  The Participant may elect at the time of the Deferral Election to have such amount credited to the Interest Account.  Except as the Committee may otherwise permit upon request of the Participant, the number of shares of the Company’s common stock to be paid to a Participant on a Distribution Date with respect to any Deferral subaccount in the Stock Equivalent Account shall be equal to the number of common stock equivalents accumulated in the Deferral subaccount as of such Distribution Date divided by the total number of payments remaining to be made from such Deferral subaccount.  Shares of common stock paid in respect of a Deferred Stock Award or other balance in the Stock Equivalent Account shall be deemed to be issued and delivered pursuant to the 2002 Redwood Trust, Inc. Incentive Plan as an award thereunder (or such successor incentive stock plan of the Company as is in effect at the time of the award).  All payments from the Stock Equivalent Account shall be made in whole shares of the Company’s common stock with fractional shares credited to federal income taxes withheld.

(b) Interest Account.  A Participant’s Deferrals credited to the Interest Account shall be deemed to accrue interest at an annual rate equal to the applicable Rate of Return.  Applicable Rates of Return shall be computed for each calendar year and shall be credited in arrears to the Interest Account subaccount of the Participant’s Deferral Account, effective as of each Valuation Date.  The Rate of Return shall be applied to the average balance in each subaccount during such calendar year (or shorter interim period, if applicable), such average balance to be computed on an actual daily basis and excluding any amounts distributed to the Participant since the last Valuation Date.  Calculation of the interest credits shall be made as soon as practicable following the completion of the independent accountant’s audit of the Company’s financial statements each year and the Committee’s determination of the proper Rate(s) of Return for that year, and application of the interest credits will be effective as of the applicable Valuation Date.  Any Participant’s distributions made prior to the completion of the Committee’s determination of the Rate(s) of Return shall be based upon the conservative estimate by the Chief Financial Officer of the Company of the credits to be applied, if any, and following the Committee’s determination of the Rate of Return and any adjustments necessary to reflect the same, proper credits will be made with the Participant on May 1 of that year.

Pre-July 2004 Deferrals credited to the Interest Account, along with all interest accrued thereon, shall accrue interest under the Plan at the Original Default Rate of Return until the earlier of (i) the Distribution Date(s) on which such Pre-July 2004 Deferrals were scheduled to be distributed in accordance with the related Deferral Elections as in effect on July 1, 2004, (ii) the date(s) the Participant actually received distribution of such Pre-July 2004 Deferrals pursuant to the terms of this Plan and (iii) June 30, 2007, after which such Deferrals and related interest accruals shall accrue interest at the AFR Rate.

Pre-2007 Deferrals credited to the Interest Account, along with all interest accrued thereon, shall accrue interest under the Plan at the Mutual Fund Rate, if any, specified in the applicable Deferral Election until the earlier of (i) the Distribution Date(s) on which such Pre-2007 Deferrals were scheduled to be distributed in accordance with the related Deferral Elections as in effect on January 1, 2007, (ii) the date(s) the Participant actually received distribution of such Pre-2007 Deferrals pursuant to the terms of this Plan and (iii) June 30, 2007, after which such Deferrals and related interest accruals shall accrue interest at the AFR Rate.

With respect to distribution of a Deferral Account deemed invested in an Interest Account, the amount to be paid to the Participant from such subaccount on a Distribution Date shall be an amount determined by dividing the balance in such subaccount as of the Distribution Date by the total number of payments remaining to be paid with respect to such subaccount of the Participant’s Deferral Account.  Each lump sum payment, each installment payment and any other payment of balances credited to the Participant’s Interest Account shall be accompanied by an amount of accrued interest on such payment at the AFR Rate (or, for payments made prior to July 1, 2007, the Interim Rate of Return for the Interim Period).  All payments of amounts credited to the Interest Account shall be made in cash.

6.3. Investment Elections.  A Participant’s investment elections shall be subject to the following rules:

(a) Except as provided in subsection (b) below with respect to Deferred Stock Awards that would have been paid in the form of the Company’s common stock, if the Participant fails to make an investment election with respect to a Deferral, the Deferral shall be deemed to be invested in the Interest Account.

(b) Any Deferral attributable to a Deferred Stock Award in the form of the Company’s common stock, restricted or otherwise, shall automatically be deemed to be invested in the Stock Equivalent Account.

6.4. Matching, Vesting and Other Conditions.

(a) The Committee may condition awards of Compensation from time to time on the Participant’s consent to defer all or a portion thereof under the Plan.  The Committee may also establish vesting requirements or other conditions with respect to awards of Compensation to be deferred under the Plan.  All such vesting requirements or other conditions shall be specified in the Deferral Election form or other related award agreement.  The Committee may authorize matching of Compensation that is subject to a Deferral, in which case such matched Compensation shall be treated as a Deferral for all purposes of this Plan (including but not limited to all restrictions applicable to distributions and changes to distributions of Deferrals).  However such matching Compensation shall, unless otherwise expressly stated in the applicable Deferral Election, be subject to vesting on the same terms as matching contributions made under the Company’s 401K Plan (as in effect on the date of the Deferral Election applicable to the Compensation being matched).

(b) Except as otherwise provided above with respect to matching Compensation or in the Deferral Election or the related award agreement, a Participant shall be fully vested at all times in the balance that has been credited to his Deferral Account in accordance with Section 6.1.  If a Deferral (or any portion thereof) is subject to any vesting or performance condition and such Participant’s service with the Company is terminated for any reason prior to the satisfaction or lapse of such vesting or performance condition, then the portion of such Deferral that is not yet vested or for which performance conditions are not yet satisfied, along with any interest, dividend or stock equivalent payments accrued thereon, shall be forfeited and no amounts shall be distributed in respect thereof.

7. Effect on Employee Benefits

Amounts deferred under this Plan or distributed pursuant to the terms of this Plan are not taken into account in the calculation of an Employee’s benefits under any employee pension or welfare benefit program or under any other compensation practice maintained by the Company, except to the extent provided in such program or practice.

8. Payment of Deferral Accounts

8.1. Time of Payment.  Payment of amounts credited to a Participant’s Deferral account shall be made in a single lump sum or in installments, as elected by the Participant in the Deferral Election in accordance with Section 5.1(c) above.  If no form of distribution is specified, the distribution shall be made in a single lump sum.  If a Participant’s Deferral Account is payable in a single lump sum, the payment shall be made as soon as practicable following the Distribution Date specified by the Participant in the applicable Deferral Election.  If a Participant’s Deferral is payable in installments, then, subject to Section 8.12, the Participant’s Deferral shall be paid in annual installments as determined under Section 6.2 over the period elected by the Participant in the Deferral Election, commencing as soon as practicable following the Distribution Date specified by the Participant in the applicable Deferral Election.  No payment of a Participant’s Deferrals shall be made earlier than the date specified in the applicable Deferral Election except as otherwise provided herein or as otherwise permitted under Section 409A.

8.2. Payment Upon Total Disability.  If a Participant suffers a total Disability before all amounts credited to his Deferral Account have been paid out, payment of amounts credited to the Participant’s Deferral Account shall be made pursuant to the distribution arrangements, if any, specified by such Participant for such event in the applicable Deferral Election (and using the normal distribution provisions of the Plan to the extent not otherwise specified).

8.3. Payment Upon Retirement or Other Termination of Employment.   Following Retirement, a Participant’s Deferral Account shall continue to be maintained for the benefit of the Participant and amounts credited to such Participant’s Deferral Account shall continue to be paid in accordance with the Participant’s Deferral Elections.  A Participant will continue to have the right following Retirement to make Re-Deferral Elections as provided herein, subject to the limitations provided herein.  If the Participant terminates employment with the Company for any reason other than Retirement, becoming totally Disabled, or death before the entire balance credited to the Participant’s Deferral Account has been paid, and such termination constitutes a Separation from Service, then subject to Section 8.12, the balance credited to such Participant’s Deferral Account shall be distributed in a single lump sum as soon as practicable.

8.4. Payment Upon Death of a Participant.  If a Participant dies before all amounts credited to his Deferral Account have been paid out, payment of the Participant’s Deferral Account shall be made pursuant to the distribution arrangements, if any, specified by such Participant in the applicable Deferral Election (using the normal distribution provisions of the Plan to the extent not otherwise specified).

8.5. Beneficiary.  A Participant’s Beneficiary shall mean the individual(s) or entity designated by the Participant to receive the balance of the Participant’s Deferral Account in the event of the Participant’s death prior to the payment of his entire Deferral Account.  To be effective, any Beneficiary designation shall be filed in writing with the Committee.  A Participant may revoke an existing Beneficiary designation by filing another written Beneficiary designation with the Committee.  The latest Beneficiary designation received by the Committee shall be controlling.  In the event a married Participant designates someone other than his or her spouse as sole, primary beneficiary, such initial designation or subsequent change shall be invalid unless the spouse consents in a writing which names the designated Beneficiary.  If no Beneficiary is named by a Participant or if he survives all of his named Beneficiaries, the Deferral Account shall be paid in the following order of precedence:

(a) the Participant’s spouse or qualified domestic partner;

(b) the Participant’s children (including adopted children), per stirpes; or

(c) the Participant’s estate.

8.6. Form of Payment.   Payment of that portion of a Participant’s Deferrals deemed to be invested in the Interest Account shall be made in cash.  Payment of that portion of a Participant’s Deferrals deemed to be invested in the Stock Equivalent Account shall be made by distribution in whole shares of the Company’s common stock with fractional shares credited to federal income taxes withheld.

8.7. Unforeseeable Financial Emergency.  If the Committee or its designee determines that a Participant has incurred an Unforeseeable Financial Emergency, the Participant may withdraw in cash and/or stock the portion of the balance credited to his Deferral Account needed to satisfy the Unforeseeable Financial Emergency plus any taxes on the amounts so distributed.  A withdrawal on account of an Unforeseeable Financial Emergency shall not exceed the amount reasonably needed to satisfy the emergency, computed after taking into account any other sources of funds, including reimbursements, compensation by insurance, liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship) or by cessation of future deferrals under the Plan.  Withdrawals shall be paid as soon as possible following the date on which the withdrawal is approved in writing by the Committee setting forth the grounds therefor.

8.8. Withholding of Taxes.  The Company shall withhold any applicable Federal, state or local income tax from payments due under the Plan.  The Company shall also withhold any applicable Social Security taxes, including the Medicare portion of such taxes, and any other employment taxes as necessary in its view based on the advice of counsel to comply with applicable laws and the Company’s standard practices.  The Committee may in its sole discretion and in satisfaction of the foregoing withholding requirements allow a Participant to elect to have the Company withhold shares of the Company’s Common Stock otherwise payable to the Participant.  The number of shares of the Company’s Common Stock which may be so withheld shall be limited to the number of shares which have a Market Value on the date of withholding equal to the aggregate amount of such withholding tax liabilities based on the minimum statutory withholding rates for Federal, state and local income tax and payroll tax purposes.

8.9. Small Amounts.  Notwithstanding any election by a Participant regarding the timing and manner of payment of amounts credited to his Deferral Account, in the event of a Participant’s Retirement, death or total Disability, the Employer shall pay the Participant (or the Participant’s Beneficiary) a lump sum distribution of the entire value of the Participant’s Deferral Account if the value of such account is less than ten thousand dollars ($10,000) determined as of the Valuation Date coinciding with or immediately following the Participant’s Retirement, death or total Disability.

8.10. Income Tax Obligations.  If a Participant is assessed Federal, state or local income or FICA taxes by reason of, and computed on the basis of, his or her undistributed deferred Compensation or undistributed interest accrued on his or her Deferral Account (based on an assertion that the Plan does not comply with Section 409A of the Code or otherwise), the Participant shall notify the Committee in writing of such assessment and there shall be distributed from the Participant’s Deferral Account deferred Compensation or accrued interest in an amount equal to the taxes so assessed, together with any interest due and penalties assessed thereupon within 30 days following such notice; provided however, that if the Committee determines that such assessment is improper, it may request that the Participant contest the assessment, at the expense of the Company (which expense shall include all costs of appeal and litigation, including legal and accounting fees, and any additional interest assessed on the deficiency from and after the date of the Participant’s notice to the Committee); and during the period such contest is pending, the sums otherwise distributable pursuant to this Section 8.10 shall not be distributed.

8.11. Capital Changes.  In the event that at any time or from time to time a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (a) the outstanding shares of common stock or any securities exchanged therefor or received in their place being exchanged for a different number or class of securities of the Company or of any other corporation or (b) new, different, or additional securities of the Company or of any other corporation being received by the holders of shares of common stock, then the Committee, in its sole discretion, shall make such equitable adjustments as it shall deem appropriate in the circumstances in the number and kind of shares of stock equivalents credited or to be credited to each Participant’s Stock Equivalent Account.

8.12. Six-Month Delay.  Notwithstanding any of the foregoing or any other provision of the Plan to the contrary, if a distribution of a Participant’s Deferral Account is to be made as a result of a Separation from Service of a Participant who is a “specified employee” (as determined in accordance with Treasury Regulation Section 1.409A-1(i)) on the date his Separation from Service occurs, to the extent delayed commencement of any portion of the benefits to which the Participant is entitled hereunder is required in order to avoid a prohibited distribution under Code Section 409A(a)(2)(B)(i), such portion of the Participant’s benefits shall not be provided prior to six (6) months and one (1) day following the date of the Participant’s Separation from Service (or if earlier, upon death), and upon the first business day following the applicable date, all payments deferred pursuant to this sentence shall be paid in a lump sum, and any remaining payments due under the Plan shall be paid as otherwise provided herein.  For purposes of Section 409A of the Code, a Participant’s right to receive more than one payment pursuant to the Plan shall be treated as a right to receive a series of separate payments and accordingly, each payment shall at all times be considered a separate and distinct payment.

9. Funding

Benefits payable under the Plan to any Participant shall be paid directly by the Company.  The Company shall not fund, or otherwise segregate assets to be used for payment of benefits under, the Plan.  Participants acknowledge that the Company intends to use the amounts deferred under this Plan as capital.

10. Account Statements

As soon as practical after May 1 of each calendar year (or after such other date or dates as the Committee, in its discretion, may designate but at least annually), each Participant shall be provided with a statement of the balance of his Deferral Account as of the most recent Valuation Date.  If any such statement identifies both vested and unvested balances in the Participant’s Deferral Account, such information shall be presented solely as a courtesy and is not intended to constitute crediting of unvested amounts to such Deferral Account.

11. Employment Rights

Establishment of the Plan shall not be construed to give any Employee the right to be retained in the Company’s service or to any benefits not specifically provided by the Plan.  An Employee’s election to participate in the Plan shall not affect the rights of the Employee under any employee agreement, stock option, or other incentive compensation agreement or to any other benefits to which the Employee is entitled.

12. Interests Not Transferable

Except as to withholding of any tax under the laws of the United States or any state or locality and the provisions of Section 13, no benefit payable at any time under the plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment or other legal process, or encumbrance of any kind.  Any attempt to alienate, whether currently or thereafter payable, shall be void.  No person shall, in any manner, be liable for or subject to the debts or liabilities of any person entitled to such benefits.  If any person shall attempt to, or shall alienate, sell, transfer, assign, pledge or otherwise encumber his benefits under the Plan, or if by any reason of his bankruptcy or other event happening at any time, such benefits would devolve upon any other person or would not be enjoyed by the person entitled thereto under the Plan, then the Committee, in its discretion, may terminate the interest in any such benefits of the person entitled thereto under the Plan and hold or apply them for or to the benefit of such person entitled thereto under the terms of this Plan or his spouse, children or other dependents, or any of them, in such manner as the Committee may deem proper.

13. Forfeiture

Unclaimed amounts shall consist of the amounts of the Deferral Account of a Participant that are not distributed because of the Committee’s inability, after a reasonable search, to locate a Participant or his Beneficiary, as applicable, within a period of two (2) years after the Distribution Date upon which the payment of any benefits becomes due.  No interest will be credited on such amounts invested in the Interest Account following such Distribution Date and no dividend equivalent payments will accrue on such amounts invested in the Stock Equivalent Account after such Distribution Date.  Unclaimed amounts shall be forfeited at the end of such two-year period.  These forfeitures will reduce the obligations of the Company under the Plan and the Participant or Beneficiary, as applicable, shall have no further right to his Deferral Account.

14. Controlling Law

This plan shall be construed in accordance with the laws of the State of California (exclusive of its rules regarding conflicts of law) to the extent that such laws are not preempted by ERISA or other federal laws.  If any provision of this Plan shall be held illegal or invalid for any reason, such determination shall not affect the remaining provisions of this Plan which shall be construed as if said illegal or invalid provision had never been included.

15. Action by the Company

Except as otherwise specifically provided herein, any action required of or permitted by the Company under the Plan shall be by resolution of the Board of Directors of the Company or by action of any member of the committee or person(s) authorized by resolution of the Committee.

16. Amendment or Termination of Plan

(a) The Company intends the Plan to be permanent, but reserves the right at any time by action of its Board of Directors to terminate the Plan.  The Board of Directors may also modify or amend the Plan and outstanding Deferral Elections, provided, however, that any such modification or amendment shall not reduce or eliminate any Deferral Account accrued through the date of such modification or amendment or otherwise impair the rights of a Participant under any Deferral Elections made prior to the date of such modification or amendment without such Participant’s consent.  The Committee shall have the same authority to modify or amend the Plan and outstanding Deferral Elections as the Board of Directors of the Company in the following circumstances:

(i) to adopt amendments to the Plan and outstanding Deferral Elections which the Committee determines are necessary or desirable for the Plan and outstanding Deferral Elections to comply with or to obtain (or maintain) benefits or advantages under the provisions of Section 409A of the Code or other applicable law, regulations or rulings or requirements of the Internal Revenue Service or other governmental or administrative agency or changes in such law, regulations, rulings or requirements; and

(ii) to adopt any other procedural or cosmetic amendment that the Committee determines to be necessary or desirable that does not materially change benefits to Participants or their Beneficiaries or materially increase the Company’s obligations under the Plan.

(b) The Committee shall provide notice of amendments adopted by the Committee to the Board of Directors of the Company on a timely basis.

(c) This Plan shall terminate immediately if a court of competent jurisdiction determines that this Plan is not exempt from the fiduciary provisions of Part 4 of Title I of ERISA.  To the extent practicable and not inconsistent with the limitations of Section 409A of the Code, the Plan shall be deemed to have terminated as of the date it ceased to be exempt.

(d) The Committee may, in its discretion, terminate the Plan in connection with a Change of Control or other determination that doing so is in the best interests of the Company or the Participants.

(e) Upon termination of the Plan, whether as a result of a Change of Control or otherwise, the Committee shall distribute all amounts due with respect balances credited to all Deferral Accounts as soon as practicable following such termination.  Such distributions shall be made in accordance with the rules for plan terminations specified in Treasury Regulations or other guidance promulgated under Section 409A of the Code.

17. Miscellaneous

17.1. Alternative Acts and Times.  If it becomes impossible or burdensome for the Company or the Committee to perform a specific act at a specific time required by this Plan, the Company or Committee may perform such alternative act which most nearly carries out the intent and purpose of this Plan and may perform such required or alternative act at a time as close as administratively feasible to the time specified in this Plan for such performance.  Nothing in the preceding sentence shall allow the Company or Committee to accelerate or defer any payments to Participants or Inactive Participants under this Plan, except as otherwise expressly permitted herein.

17.2. Masculine and Feminine, Singular and Plural.  Whenever used herein, pronouns shall include both genders, and the singular shall include the plural, and the plural shall include the singular, whenever the context shall plainly so require.

17.3. Notices.  Any notice from the Company or the Committee to an Employee, Participant, Inactive Participant or Beneficiary regarding this Plan may be addressed to the last known residence of said person as indicated in the records of the Company.  Any notice to, or any service of process upon, the Company or the Committee with respect to this Plan may be addressed as follows:

Chief Financial Officer
Redwood Trust, Inc.
One Belvedere Place, Suite 300
Mill Valley, CA  94941

17.4. Facility of Payment.  If the Committee, in its sole discretion, determines that any Employee, Participant, Inactive Participant or Beneficiary by reason of infirmity, minority or other disability, is physically, mentally or legally incapable of giving a valid receipt for any payment due him or her or is incapable of handling his or her own affairs and if the Committee is not aware of any legal representative appointed on his or her behalf, then the Committee, in its sole discretion, may direct (a) payment to or for the benefit of the Employee, Director, Participant, Inactive Participant or Beneficiary; (b) payment to any person or institution maintaining custody of the Employee, Director, Participant, Inactive Participant or Beneficiary; or (c) payment to any other person selected by the Committee to receive, manage and disburse such payment for the benefit of the Employee, Director, Participant, Inactive Participant or Beneficiary.  The receipt by any such person of any such payment shall be a complete acquittance therefore; and any such payment, to the extent thereof, shall discharge the liability of the Company, the Committee, and the Plan for any amounts owed to the Employee, Director, Participant, Inactive Participant or Beneficiary hereunder.  In the event of any controversy or uncertainty regarding who should receive or whom the Committee should select to receive any payment under this Plan, the Committee may seek instruction from a court of proper jurisdiction or may place the payment (or entire Deferral Account) into such court with final distribution to be deemed by such court.

17.5. Correction of Errors.  Any crediting of Compensation or interest accruals to the Deferral Account of any Employee, Director, Participant, Inactive Participant or Beneficiary under a mistake of fact or law shall be returned to the Company.  If an Employee, Director, Participant, Inactive Participant or Beneficiary in an application for a benefit or in response to any request by the Company or the Committee for information, makes an erroneous statement, omits any material fact, or fails to correct any information previously furnished incorrectly to the Company or the Committee, of if the Committee makes an error in determining the amount payable to an Employee, Director, Participant, Inactive Participant or Beneficiary, the Company or the Committee may correct its error and adjust any payment on the basis of correct facts.  The amount of any overpayment or underpayment may be deducted from or added to the next succeeding payments, as directed by the Committee.  The Committee and the Company reserve the right to maintain any action, suit or proceeding to recover any amounts improperly or incorrectly paid to any person under the Plan or in settlement of a claim or satisfaction of a judgment involving the Plan.

17.6. Status of Participants.  In accordance with Revenue Procedure 92-65 Section 3.01, this Plan hereby provides:

(a) Employees, Directors, Participants and Inactive Participants under this Plan shall have the status of general unsecured creditors of the Company;

(b) This plan constitutes a mere promise by the Company to make benefit payments in the future; and

(c) It is the intention of the parties that the arrangements under this plan shall be unfunded for tax purposes and for purposes of Title I of ERISA.

17.7. Employee and Spouse Acknowledgement.  By executing this Plan document or related enrollment or election form, the undersigned Employee or Director and, if Employee or Director is married, Employee’s or Director’s spouse hereby acknowledge that each of them has read and understood this Plan document.  Employee or Director and his or her spouse also acknowledge that they knowingly and voluntarily agree to be bound by the provisions of the Plan, as amended from time to time, including those Plan provisions which require the resolution of disputes by binding out-of-court arbitration.  Employee or Director and his or her spouse further acknowledge that they have had the opportunity to consult with counsel of their own choosing with respect to all of the financial, tax and legal consequences of participating in this Plan, including in particular the effects of participation of any community property or other interest which the Employee’s spouse may have in the Compensation deferred under this Plan.

17.8. Arbitration.  Any claim or controversy between the parties which the parties are unable to resolve themselves, including any claim arising out of a Participant’s employment or the termination of that employment, and including any claim arising out of, connected with, or related to the formation, interpretation, performance or breach of any provision of this Plan, and any claim or dispute as to whether a claim is subject to arbitration, shall be submitted to and resolved exclusively by expedited arbitration by a single arbitrator in accordance with the following procedures:

(a) In the event of a claim or controversy subject to this arbitration provision, the complaining party shall promptly send written notice to the other party identifying the matter in dispute and the proposed remedy.  Following the giving of such notice, the parties shall meet and attempt in good faith to resolve the matter.  In the event the parties are unable to resolve the matter within 21 days, the parties shall meet and attempt in good faith to select a single arbitrator acceptable to both parties.  If a single arbitrator is not selected by mutual consent within 10 business days following the giving of the written notice of dispute, an arbitrator shall be selected from a list of nine persons each of whom shall be an attorney who is either engaged in the active practice of law or a recognized arbitrator and who, in either event, is experienced in serving as an arbitrator in disputes between employers and employees, which list shall be provided by the main office of the American Arbitration Association (“AAA”) located in Marin County, California, or the nearest office of the Federal Mediation and Conciliation Service.  If, within three business days of the parties’ receipt of such list, the parties are unable to agree upon an arbitrator from the list, then the parties shall each strike names alternatively from the list, with the first to strike being determined by the flip of a coin.  After each party has had four strikes, the remaining name on the list shall be the arbitrator.  If such person is unable to serve for any reason, the parties shall repeat this process until an arbitrator is selected.

(b) Unless the parties agree otherwise, within 60 days of the selection of the arbitrator, a hearing shall be conducted before such arbitrator at a time and a place in Marin County agreed upon by the parties.  In the event the parties are unable to agree upon the time or place of the arbitration, the time and place within Marin County shall be designated by the arbitrator after consultation with the parties.  Within 30 days of the conclusion of the arbitration hearing, the arbitrator shall issue an award, accompanied by a written decision explaining the basis for the arbitrator’s award.

(c) In any arbitration hereunder, the Company shall pay all administrative fees of the arbitration and all fees of the arbitrator, except that the Participant or Beneficiary may, if he or she wishes, pay up to one-half of those amounts.  Each party shall pay its own attorneys’ fees, costs, and expenses, unless the arbitrator orders otherwise.  The prevailing party in such arbitration, as determined by the arbitrator, and in any enforcement or other court proceedings, shall be entitled, to the extent permitted by law, to reimbursement from the other party for all of the prevailing party’s costs (including but not limited to the arbitrator’s compensation), expenses, and attorneys’ fees.  The arbitrator shall have no authority to add to or to modify this Plan, shall apply all applicable law, and shall have no lesser and no greater remedial authority than would a court of law resolving the same claim or controversy.  The arbitrator shall, upon an appropriate motion, dismiss any claim without an evidentiary hearing if the party bringing the motion establishes that it would be entitled to summary judgment if the matter had been pursued in court litigation.  The parties shall be entitled to reasonable discovery subject to the discretion of the arbitrator.

(d) The decision of the arbitrator shall be final, binding, and non-appealable, and may be enforced as a final judgment in any court of competent jurisdiction.

(e) This arbitration provision of the Plan shall extend to claims against any parent, subsidiary, or affiliate of each party, and, when acting within such capacity, any officer, director, shareholder, Participant, Beneficiary, or agent of each party, or of any of the above, and shall apply as well to claims arising out of state and federal statutes and local ordinances as well as to claims arising under the common law or under this Plan.

(f) Notwithstanding the foregoing, and unless otherwise agreed between the parties, either party may, in an appropriate matter, apply to a court for provisional relief, including a temporary restraining order or preliminary injunction, on the ground that the arbitration award to which the applicant may be entitled may be rendered ineffectual without provisional relief.

(g) Any arbitration hereunder shall be conducted in accordance with the employee benefit plan claims rules and procedures of the AAA then in effect; provided, however, that (i) all evidence presented to the arbitrator shall be in strict conformity with the legal rules of evidence, and (ii) in the event of any inconsistency between the employee benefit plan claim rules and procedures of the AAA and the terms of this Plan, the terms of this Plan shall prevail.

(h) If any of the provisions of this Section 17.8 are determined to be unlawful or otherwise unenforceable, in whole or in part, such determination shall not affect the validity of the remainder of this Section 17.8, and this Section 17.8 shall be reformed to the extent necessary to carry out its provisions to the greatest extent possible and to insure that the resolution of all conflicts between the parties, including those arising out of statutory claims, shall be resolved by neutral, binding arbitration.  If a court should find that the provisions of this Section 17.8 are not absolutely binding, then the parties intend any arbitration decision and award to be fully admissible in evidence in any subsequent action, given great weight by any finder of fact, and treated as determinative to the maximum extent permitted by law.

(i) Arbitration of a Disability claim under this Section 17.8 shall (i) be considered one of the two levels of mandatory appeals permitted under Department of Labor Regulation Section 2560.503-1 and (ii) shall not preclude the claimant from challenging the decision of the arbitrator under Section 502(a) of ERISA.

17.9. Performance Based Compensation.  It is intended that all Deferrals that would have qualified as performance based compensation for purposes of Section 162(m) of the Code if paid when originally due (without regard to the Deferral Election), and all earnings on such Deferrals that are paid or credited to accounts under this Plan, qualify as performance based compensation under Section 162(m) of the Code when and as actually paid in accordance with this Plan.

17.10. Section 409A Compliance.  The terms and operation of this Plan are intended to comply with the provisions of Section 409A of the Code.  The Plan shall be administered in a manner consistent with this intent, and any provision that would cause the Plan to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code) and may be made by the Company without the consent of the Participants.

Exhibits - Forms to be Used with Plan

Redwood Trust, Inc.
Executive Deferred Compensation Plan
Annual Compensation Deferral Election

PARTICIPANT NAME  : _____________________________

Please complete all sections.

SECTION 1:   ELECTION TO DEFER COMPENSATION

I hereby elect to defer the following amount(s) paid for calendar year 20____.  1

(Check all that apply and where applicable, circle the appropriate quarters):

❑	Salary [2] _______% OR $_________

❑	Bonus _______% OR $_________

❑	Director’s Retainer _______% OR $_________ Q1 Q2 Q3 Q4

❑	Director’s Fees _______% OR $_________ Q1 Q2 Q3 Q4

❑	Cash DERs _______% OR $_________ Q1 Q2 Q3 Q4

MATCHING:

Deferrals are subject to Matching 3   Yes:_______No:_______

(________ Initial)

[1]	Elections must be as to amounts scheduled to be paid in the calendar year after the year of election.

[2]	Such deferrals will be made in equal installments throughout the year on regular pay dates unless a separate schedule is provided as part of this form and attached hereto.

[3]	Company to specify and describe which types of Compensation are subject to matching and at what rates.

Redwood Trust, Inc.
Executive Deferred Compensation Plan
Annual Compensation Deferral Election

SECTION 2:   INVESTMENT OPTIONS

I WISH TO HAVE MY DEFERRALS CREDITED TO THE FOLLOWING ACCOUNT AS DESCRIBED IN AND SUBJECT TO THE TERMS OF THE EXECUTIVE DEFERRED COMPENSATION PLAN:

❑	Stock Equivalent Account – treated as Deferred Stock Units

❑	Interest Equivalent Account - earns Rate of Return equivalent to 120% of the long-term Applicable Federal Rate, compounded monthly.

(________ Initial)

Redwood Trust, Inc.
Executive Deferred Compensation Plan
Annual Compensation Deferral Election

SECTION 3:   SPECIFIED DISTRIBUTION REQUEST

The earliest date for any distribution of any amount deferred is the May 1 that occurs 16 months after the end of the Plan year during which the Deferral Crediting Date for such deferred amount occurs.

For this deferral election, the earliest permitted distribution date is _______________

I wish to have my distributions commence as noted below (check all that apply):

a) Distribution Date

❑	Specific Date - please specify
❑	Earliest permitted distribution date specified above
❑	Other later date (please specify year) May 1, ________

❑	Retirement (Beginning with the first May 1 following my Retirement from the Company)

❑	Disability (as defined in the Plan)

❑	Death

❑	The earliest of each of the dates checked above

b) Distribution Method

❑	Lump Sum

❑	_____ Annual Installments* (Must be at least 2 and not exceed 15)

*The installments will be calculated in accordance with the terms of the Plan unless another payout schedule is specified and attached hereto.

SECTION 4:   VESTING REQUIREMENTS OR OTHER CONDITIONS ON DISTRIBUTIONS

All vesting requirements or other conditions with respect to the Compensation being deferred must be satisfied prior to any crediting of such Compensation, or any accruals thereon, to your account or distribution of amounts or delivery of shares in respect of your account balance.  Any vesting requirements or other conditions with respect to the Compensation being deferred that were established by the Committee are attached hereto.

Any matching of Compensation that is deferred and which is subject to vesting shall not be distributable until such matching Compensation is fully vested, at which point it will be distributed in accordance with Section 3; notwithstanding the foregoing, upon a separation from service, all vested matching Compensation shall be available for distribution.

(________ Initial)

Redwood Trust, Inc.
Executive Deferred Compensation Plan
Annual Compensation Deferral Election

1.
I understand that I may discontinue deferral of unearned future Compensation at any time during the Plan Year.  I also understand that if I discontinue deferral of unearned future Compensation during the year, I cannot restart deferral until the beginning of the succeeding calendar year.  The foregoing election is voluntarily made by me after reviewing the terms of the Plan and with knowledge that this Deferral Election is otherwise irrevocable except to the limited extent permitted under the terms of the Plan.

2.
I acknowledge that the terms and conditions of the Redwood Trust, Inc. EXECUTIVE DEFERRED COMPENSATION PLAN have been explained to me, including the tax consequences of my decision to participate in the Plan.  I understand that no ruling or determination letter has been obtained from the Internal Revenue Service that guarantees the deferral of income taxes on amounts deferred under the Plan.  I agree that my election to defer distribution of Compensation is intended to comply with Section 409A of the Code and authorize the Company to interpret the Plan and this Deferral Election in a manner appropriate to qualify for deferral of income under Section 409A of the Code.

3.
I agree to defer a portion of my Compensation (as defined in the Plan) and to have that income distributed to me at a later date pursuant to the terms and conditions of the Plan, which is incorporated by reference, in its entirety, in this Deferral Election Form.

4.
I understand that this Deferral Election Form is not an employment agreement, does not guarantee that I will receive any predetermined amount of compensation, and does not guarantee that I will receive any bonus, or incentive compensation.

5.
I understand that any Compensation I defer will be held as an asset of Redwood Trust, Inc., and will remain subject to the claims of the general creditors of Redwood Trust, Inc.  I understand that I could lose all amounts deferred and I accept that risk.

This Deferral Election is executed and agreed:

__________________________________                                   _____________________________________
(Signature)                                                                                                     (Election Date)

_________________________________                                     _____________________________________
(Name)                                                                                                            (SSN)

Agreed:

Redwood Trust, Inc.

Name: _____________________________

Title:   _____________________________

Date:  _____________________________

Redwood Trust, Inc.
Executive Deferred Compensation Plan
Deferred Stock Deferral Election

(Page 1 of 4)

PARTICIPANT NAME : _______________________________

Please complete all sections

SECTION 1:   ELECTION TO DEFER STOCK UNITS 4

a) I hereby elect to defer the following:

❑	Deferred Stock Units

                     __________ Award Shares                                           Grant Date: __________

b) I wish to receive dividend equivalent rights (DERs) on the above deferrals:

❑	In Cash [5]

❑	Deferred and Credited to

____  Stock Equivalent Account - paid in additional deferred shares

____  Interest Account -  earns Rate of Return equivalent to 120% of the long-term Applicable Federal Rate compounded monthly.

(________ Initial)

[4]
Election to defer may be made on date of award if award does not vest for at least one year.  If award is not subject to vesting, then election must be made at same time as elections for equivalent cash bonus (in advance of award).

[5]	This choice may not be available under terms of award.

Redwood Trust, Inc.
Executive Deferred Compensation Plan
Deferred Stock Deferral Election

(Page 2 of 4)

SECTION 2:   SPECIFIED DISTRIBUTION REQUEST

The earliest date for any distribution of any amount deferred is the May 1 that occurs 16 months after the end of the Plan year during which the Deferral Crediting Date for such deferred amount occurs.

For this grant, the earliest permitted distribution date is _______________

I wish to have my distributions commence as noted below (check all that apply):

a) Distribution Date

❑	Specific Date - please specify

❑	Earliest permitted distribution date specified above
❑	Other later date (please specify year) May 1, ________

❑	Retirement (Beginning with the first May 1 following my Retirement from the Company)

❑	Disability (as defined in the Plan)

❑	Death

❑	The earliest of each of the dates checked above

b) Distribution Method

❑	Lump Sum

❑	_____ Annual Installments* (Must be at least 2 and not exceed 15)

* The installments will be calculated in accordance with the terms of the Plan unless another payout schedule is specified and attached hereto.

(________ Initial)

Redwood Trust, Inc.
Executive Deferred Compensation Plan
Deferred Stock Deferral Election

(Page 3 of 4)

SECTION 3:   VESTING REQUIREMENTS OR OTHER CONDITIONS ON DISTRIBUTIONS

All vesting requirements or other conditions established by the Committee with respect to the award that is the subject of this Deferral Election must be satisfied prior to any crediting of the Award Shares and related DERs to your account or delivery of shares in respect of your account balance.  Unless elsewhere expressly provided, all accruals with respect to unvested Award Shares will be forfeited, along with the unvested Award Shares, if employment is terminated prior to vesting dates.

(________ Initial)

Redwood Trust, Inc.
Executive Deferred Compensation Plan
Deferred Stock Deferral Election

(Page 4 of 4)

1.
I acknowledge that the terms and conditions of the Redwood Trust, Inc. EXECUTIVE DEFERRED COMPENSATION PLAN and the 2002 Redwood Trust, Inc. INCENTIVE PLAN have each been explained to me, including the tax consequences of my decision to participate in the Plans.  I understand that no ruling or determination letter has been obtained from the Internal Revenue Service that guarantees the deferral of income taxes on amounts deferred under the Plans.  I agree that the Award and my election to defer distribution thereof are intended to comply with Section 409A of the Code and authorize the Company to interpret my Award Agreement, the Plans and this Deferral Election in a manner appropriate to qualify for deferral of income under Section 409A of the Code.

2.
I agree to defer a portion of my Compensation (as defined in the EXECUTIVE DEFERRED COMPENSATION PLAN) and to have that income distributed to me at a later date pursuant to the terms and conditions of the EXECUTIVE DEFERRED COMPENSATION PLAN, which is incorporated by reference, in its entirety, in this Deferral Election Form.  I understand that the elections made herein are irrevocable (except to the limited extent otherwise permitted under EXECUTIVE DEFERRED COMPENSATION PLAN).

3.
I understand that this Deferral Election Form is not an employment agreement, does not guarantee that I will receive any predetermined amount of compensation, and does not guarantee that I will receive any bonus, or incentive compensation.

4.
I understand that any Compensation I defer will be held as an asset of Redwood Trust, Inc., and will remain subject to the claims of the general creditors of Redwood Trust, Inc.  I understand that I could lose all amounts deferred and I accept that risk.

This Deferral Election is executed and agreed:

__________________________________                                   _____________________________________
(Signature)                                                                                               (Election Date)

_________________________________                                     _____________________________________
(Name)                                                                                                      (SSN)

Agreed:

Redwood Trust, Inc.

Name:   _____________________________

Title:     _____________________________

Date:     _____________________________

Redwood Trust, Inc.
Executive Deferred Compensation Plan
Beneficiary Designation

I.	_______________________________________ (Insert Employee’s/Director’s name)

II.	The above-named Participant’s Beneficiary under the Executive Deferred Compensation Plan is set forth below:

Primary Beneficiary(ies):	________________________________________________

Relationship:	________________________________________________

Address:	________________________________________________

Social Security Number:	________________________________________________

Contingent Beneficiary(ies):	________________________________________________

Relationship:	________________________________________________

Address:	________________________________________________

Social Security Number:	________________________________________________

III.	If no individual beneficiary named is living at the Participant’s death, the Beneficiary shall be the executor(s) or administrator(s) of the Participant’s estate.

IV.
This Beneficiary Designation revokes all prior designations and shall be effective as of the date it is filed with the Company.  The Participant retains the right to revoke this Beneficiary Designation.

V.	If the above-named Primary Beneficiary is someone other than the spouse of a married Participant, the spouse of such Participant must execute this Beneficiary Designation below.

Dated at ______________________, State of ______________________, on __________, 20__.

___________________________________	___________________________________
Signature of Participant	Witness

___________________________________	___________________________________
Signature of Spouse (if not the Primary Beneficiary)	Witness

Redwood Trust, Inc.
Executive Deferred Compensation Plan
Re-Deferral Election 6

I wish to change the distribution election previously set forth under my Deferral Election dated ___________, 2_______.  I understand that I can make only one change to extend the Distribution Date or Dates I initially selected and only one change to the initial method of payment (lump sum or installments) that I selected.  I also understand that I can only make this change if the original Distribution Date is at least 12 months from the date of this election and the new Distribution Date is at least five years later than the original Distribution Date.  All other terms of the Deferral Election will remain in effect.  The following is my requested amendment to my original distribution election.

___	Specified Distribution Date Amendment Request [7]

I wish to receive payment in respect of all deferrals made pursuant to this Re-Deferral Election in the following form:

___	(i)	lump sum, payable on May 1, ____;
___	(ii)
in annual installments beginning on May 1, ____.  The number of installments is ___ (must be at least 2 and not exceed 15).  The installments will be calculated in accordance with the terms of the Plan unless another payout schedule is specified and attached hereto.

___	Retirement Related Distribution Date Amendment Request [8]

I wish to receive payment in respect of all deferrals made pursuant to this Re-Deferral Election in the following form:

___	(i)	lump sum, payable as soon as practicable following Retirement from the Company;
___	(ii)	lump sum, payable on the first May 1 following my Retirement from the Company;
___	(iii)
in annual installments beginning on the first May 1 following Retirement from the Company.  The number of installments is ___ (must be at least 2 and not exceed 15).  The installments will be calculated in accordance with the terms of the Plan unless another payout schedule is specified and attached hereto.

[6]	Check for further guidance under 409A prior to completion if original deferral was pre-2005.

[7]	These changes permissible only if specified date was elected as a date for distribution in the original Deferral Election.

[8]	These changes permissible only if retirement was elected as a date for distribution in the original Deferral Election.

Redwood Trust, Inc.
Executive Deferred Compensation Plan
Re-Deferral Election

This Re-Deferral Election is executed and agreed:

___________________________________	___________________________________ (Election Date)
(Signature)	(Date)

___________________________________	___________________________________
(Print Name)	(Social Security Number)

Agreed:

Redwood Trust, Inc.

Name: ____________________________
Title:__________________________
Date:__________________________